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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383
and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 6, 1998 pertaining to the related financial statements of TDOP, Inc. which appear in this Current Report on Form 8-K of U.S. Office Products Company.

PRICE WATERHOUSE LLP
Denver, Colorado
March 9, 1998